As filed with the Securities and Exchange Commission on January 18, 2007

                                                     Registration No. 333-139169
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             NEXTWAVE WIRELESS INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                            20-5361360
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                    (Address of Principal Executive Offices)


               PACKETVIDEO CORPORATION 2005 EQUITY INCENTIVE PLAN
                              (Full Title of Plan)


                                 FRANK A. CASSOU
    EXECUTIVE VICE PRESIDENT - CORPORATE DEVELOPMENT AND CHIEF LEGAL COUNSEL
                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 480-3100

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)
           ----------------------------------------------------------
                                   Copies to:
                             MARITA A. MAKINEN, ESQ.
                            WEIL GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                 (212) 310-8000

                                            CALCULATION OF REGISTRATION FEE
  Title of Each Class of          Amount to be     Proposed Maximum       Proposed Maximum          Amount of
Securities to be Registered       Registered(1)   Offering Price Per     Aggregate Offering      Registration Fee
                                                       Share (2)              Price (2)
---------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value      1,833,333            $6.92             $12,693,858.50            1,358.24

================================================================================
(1) The securities to be registered are issuable under the PacketVideo Corporation 2005 Equity Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Post-Effective Amendment shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In accordance with Rule 457(h), the registration fee is based on the weighted average exercise price for outstanding options. The registration fee for remaining shares issuable under the PacketVideo Corporation 2005 Equity Incentive Plan has been computed pursuant to Rule 457(h)(1) based on the aggregate book value of the shares as of January 16, 2007 ($3,210,750.50).

================================================================================

================================================================================
================================================================================

                                EXPLANATORY NOTE

         On December 7, 2006, we filed an S-8 registration statement (the "Original S-8") under the Securities Act of 1933, as amended (the "Securities Act"), to register up to 12,708,867 shares of our common stock, par value $0.001 per share ("Common Stock"), to be issued to participants in the NextWave Wireless Inc. 2005 Stock Incentive Plan (the "Stock Incentive Plan") and the CYGNUS Communications, Inc. 2004 Stock Option Plan (the "CYGNUS Plan"). The purpose of this Post-Effective Amendment on Form S-8 is to register an additional 1,833,333 shares of our Common Stock, to be issued to participants in the PacketVideo Corporation 2005 Equity Incentive Plan (the "PacketVideo Plan"). Under the PacketVideo Plan, on January 3, 2007, each outstanding option, exercised or not, was automatically converted into an option or other award to purchase shares of our Common Stock rather than shares of our wholly owned subsidiary PacketVideo Corporation.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The Registrant has prepared this Post-Effective Amendment in accordance with the requirements of Form S-8 under the Securities Act to register Common Stock issuable pursuant to the PacketVideo Plan. The information called for by
Part I of this Post-Effective Amendment (the "Part I Information") in respect of the 1,833,333 shares of Common Stock issuable pursuant to the PacketVideo Plan is included in the description of the PacketVideo Plan contained in the documents made available to PacketVideo Plan participants as specified by Rule 428(b)(1) under the Securities Act. The Part I Information is not filed with the Securities and Exchange Commission (the "Commission") either as part of this Post-Effective Amendment or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8 and Rule 424 of the Securities Act.

         Throughout this Post-Effective Amendment, the words "NextWave Wireless," "we," "us," the "Company," and "our" refer to NextWave Wireless Inc. and its consolidated subsidiaries.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. NextWave Wireless hereby incorporates by reference in this Post-Effective Amendment the following documents, which are on file with the
SEC:

     o The contents of the Registrant's registration statement on Form S-8 (registration number 333-139169) filed by the Registrant with the Securities and Exchange Commission on December 7, 2006;

     o The Company's prospectus filed on November 16, 2006 pursuant to Rule 424(b) under the Securities Act, in which there is set forth our audited financial statements for the year ended December 31, 2005;

     o The description of the Common Stock in Amendment No. 2 to the Company's Registration Statement on Form S-4 (Registration No. 333-137388), filed November 7, 2006, as amended, and including any amendment or report filed for the purpose of updating such description; and

     o All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Registrant's 2005 fiscal year.

         All documents filed by NextWave Wireless pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Weil, Gotshal & Manges has rendered an opinion on the validity of the securities being registered and does not have an interest in the Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         As permitted by Section 102(b)(7) of the DGCL, Article VII of Registrant's Certificate of Incorporation limits the liability of its directors and officers for any loss, claim or damage incurred by reason of any act or omission performed or omitted by such person on Registrant's behalf and in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such person by Registrant's bylaws. Registrant will advance the costs incurred by or on behalf of any director or officer in connection with any indemnified loss within 20 days after Registrant receives a detailed statement providing reasonable documentation of such costs and providing a written undertaking stating that such person will repay all advanced costs if it is later determined that such individual was entitled to indemnification by Registrant. We believe that the limitation of liability provision in Registrant's by-laws will facilitate its ability to continue to attract and retain qualified individuals to serve as directors and officers.

         However, pursuant to Section 102(b)(7) of the DGCL, a director or officer will be liable for any act or omission (i) not performed or omitted in good faith or which such person did not reasonably believe to be in Registrant's best interests or which involved intentional misconduct or knowing violation of the law or (ii) from which such person received an improper personal benefit. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

 ITEM 8. EXHIBITS.

      EXHIBIT NO.        DESCRIPTION
      -----------        -----------

         4.1      -        Amended and Restated Certificate of Incorporation of
                           the Company, as restated on November 6, 2006
                           (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4/A filed
                           November 7, 2006)

         4.2      -        Amended and Restated By-laws of the Company, adopted
                           on September 12, 2006(incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4/A filed November 7, 2006)

         4.3      -        Specimen common stock certificate (incorporated by
                           reference to Exhibit 4.1 to the Company's
                           Registration Statement on Form S-4/A filed November
                           7, 2006)

         5.1      -        Opinion of Weil, Gotshal & Manges LLP*

         23.1     -        Consent of Ernst & Young LLP, Independent Registered
                           Public Accounting Firm*

         23.2     -        Consent of Moss Adams LLP, Independent Registered
                           Public Accounting Firm*

         23.3     -        Consent of Weil, Gotshal & Manges LLP (included in
                           its opinion which appears as Exhibit 5 to this Post-Effective Amendment)*

         99.1     -        NextWave Wireless Inc. 2005 Stock Incentive Plan*

         99.2     -        PacketVideo Corporation 2005 Equity Incentive Plan
                           (incorporated by reference to Exhibit 10.2 to the Registration Statement of NextWave Wireless LLC on
                           Form 10 filed on May 1, 2006)

         -------------
         * Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Post-Effective Amendment;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Post-Effective Amendment (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Post-Effective Amendment; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Post-Effective Amendment or any material change to such information in the Post-Effective Amendment;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Post-Effective Amendment.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Post-Effective Amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on this 18th day of January, 2007.

                                        NEXTWAVE WIRELESS INC.


                                        By:   /s/  Frank A. Cassou
                                            ------------------------------------
                                            Frank A. Cassou
                                            Executive Vice President - Corporate
                                            Development and Chief Legal Counsel,
                                            Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                        TITLE                                             DATE
             ---------                        -----                                             ----
 *                                   Chairman of the Board of Directors, Chief            January 18, 2007
-----------------------------------  Executive Officer and President
Allen Salmasi                        (Principal Executive Officer)


 *                                   Executive Vice President - Chief Financial           January 18, 2007
-----------------------------------  Officer (Principal Financial Officer)
George C. Alex


 *                                   Senior Vice President - Corporate Controller         January 18, 2007
-----------------------------------  (Principal Accounting Officer)
Fran J. Harding



 /s/ Frank A. Cassou                 Director                                             January 18, 2007
-----------------------------------
Frank A. Cassou


 *                                   Director                                             January 18, 2007
-----------------------------------
Kevin M. Finn


 *                                   Director                                             January 18, 2007
-----------------------------------
Douglas F. Manchester


 *                                   Director                                             January 18, 2007
-----------------------------------
Jack Rosen


 *                                   Director                                             January 18, 2007
-----------------------------------
Robert T. Symington


                                      S-1






             SIGNATURE                                   TITLE                                  DATE
             ---------                                   -----                                  ----

 *                                   Director                                             January 18, 2007
-----------------------------------
William H. Webster

  /s/ Frank A. Cassou
-----------------------------------
* By:    Frank A. Cassou
         Attorney-in-fact

                                  EXHIBIT INDEX

      EXHIBIT NO.        DESCRIPTION
      -----------        -----------

         4.1      -        Amended and Restated Certificate of Incorporation of
                           the Company, as restated on November 6, 2006
                           (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4/A filed
                           November 7, 2006)

         4.2      -        Amended and Restated By-laws of the Company, adopted
                           on September 12, 2006(incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4/A filed November 7, 2006)

         4.3      -        Specimen common stock certificate (incorporated by
                           reference to Exhibit 4.1 to the Company's
                           Registration Statement on Form S-4/A filed November
                           7, 2006)

         5.1      -        Opinion of Weil, Gotshal & Manges LLP*

         23.1     -        Consent of Ernst & Young LLP, Independent Registered
                           Public Accounting Firm*

         23.2     -        Consent of Moss Adams LLP, Independent Registered
                           Public Accounting Firm*

         23.3     -        Consent of Weil, Gotshal & Manges LLP (included in
                           its opinion which appears as Exhibit 5 to this Post-Effective Amendment)*

         99.1     -        NextWave Wireless Inc. 2005 Stock Incentive Plan*

         99.2     -        PacketVideo Corporation 2005 Equity Incentive Plan
                           (incorporated by reference to Exhibit 10.2 to the Registration Statement of NextWave Wireless LLC on
                           Form 10 filed on May 1, 2006)

         -------------
         * Filed herewith.